EXHIBIT (d)(6)

AMENDMENT TO AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT
THIS AMENDMENT to the Amended and Restated Investment Advisory Contract, is made as of April 24, 2017, between Guggenheim Variable Funds Trust, a Delaware statutory trust (the “Trust”), and Security Investors, LLC, a Kansas limited liability company (the “Management Company”).
WHEREAS, the Trust, on behalf of Series N (Managed Asset Allocation Series), Series Q (Small Cap Value Series), Series X (StylePlus—Small Growth Series), and Series Y (StylePlus—Large Growth Series), each a series of the Trust (the “Series”) and other series of the Trust, and the Management Company are parties to an Amended and Restated Investment Advisory Contract made as of October 20, 2014 (the “Agreement”); and
WHEREAS, the parties hereby wish to amend the Agreement to reflect a reduction in the advisory fee for the Series.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:
1.    The compensation payable by the Series to the Management Company pursuant to Section 5(a) of the Agreement is revised effective as of May 1, 2017 to provide that the Series shall pay the Management Company an annual fee computed on a daily basis equal to the following: 0.40 percent of the average daily closing value of the net assets of Series N (Managed Asset Allocation Series); 0.75 percent of the average daily closing value of the net assets of Series Q (Small Cap Value Series) and Series X (StylePlus—Small Growth Series); and 0.65 percent of the average daily closing value of the net assets of Series Y (StylePlus—Large Growth Series).
2.    Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.
[Signature Page Follows]

EXHIBIT (d)(6)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

GUGGENHEIM VARIABLE FUNDS TRUST	SECURITY INVESTORS, LLC
By:	By:
Name:	Name:
Title:	Title:

Attest:	Attest:
Name:	Name:
Title:	Title:

[Signature Page to Amendment to Amended and Restated Investment Advisory Contract]